UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported April 4, 2012

Function(x) Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York	10010
(Address of principal executive offices)	(Zip Code)

(212)  231-0092

(Registrant’s Telephone Number, including Area Code)

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01  Entry into Material Definitive Agreements.

(a)	Loans.

On April 4, 2012, the Company’s Board of Directors authorized the Company to raise $20 million through a line of credit, the proceeds of which shall be used for general corporate obligations and working capital.  The terms of the line of credit are simple interest accruing at 6% per annum until maturity, which will be on the earlier of (i) 12 months from the date of the first draw or (ii) upon the funding of at least $40 million from one or more debt or equity transactions of the Company or any of its wholly-owned subsidiaries.  On April 4, 2012, MJX, LLC, an affiliate of Robert F.X. Sillerman, the Company’s Executive Chairman, committed the first $10 million of a line of credit pursuant to a line of credit grid promissory note (“Line of Credit Note”).  In the event that Mr. Sillerman’s $10 million commitment is not supplemented or increased by any other lender, then the maturity date will be on the earlier of (i) 12 months from the date of the first draw or (ii) upon the funding of at least $30 million from one or more debt or equity transactions of the Company or any of its wholly-owned subsidiaries.  As consideration for entering into the line of credit commitment, MJX LLC  will be issued options, the amount of which will be calculated on the basis of one option to purchase one share of the Company’s common stock for each twenty dollars ($20.00 committed.  The options will be exercisable for three years from the date of issuance at an exercise price equal to the weighted average closing price for the first 30 trading days when 25,000 or more shares have traded per day following the effectiveness of the Form S-1 registering the August 2011 PIPE shares (the “Option Pricing”).  As additional consideration for entering into the line of credit commitment, upon each draw from the line of credit, MJX LLC will be issued options at the rate of an option to purchase one share of the Company’s common stock for each $10 of draw, at the Option Pricing.  Additional options will be issued to other lenders on the same basis for line of credit commitments up to an additional $10 million.

The foregoing description of the line of credit is not complete and it is qualified in its entirety by reference to the full text of the form of Line of Credit Note which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The Company intends to use the proceeds to fund working capital requirements and for general corporate purposes.  Because Mr. Sillerman is a director, executive officer and greater than 10% stockholder of the Company, the Company’s independent directors approved the transaction.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is incorporated by reference from Item 1.01 above.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Line of Credit Note

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUNCTION(X) INC.

Date: April 9, 2012	By:
Name: Mitchell J. Nelson
Title: Executive Vice President

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